                                 AMENDMENT NO. 1


        AMENDMENT NO. 1 dated as of March 18, 1998 to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 2, 1995 among THE PEP BOYS - MANNY, MOE & JACK., the Banks signatory thereto and THE CHASE MANHATTAN BANK (successor in interest to The Chase Manhattan Bank (National Association)), as Agent.

                              W I T N E S S E T H:

        WHEREAS, the Company, the Banks and the Agent are parties to the Amended and Restated Credit Agreement referred to above (as heretofore amended, the "Credit Agreement") pursuant to which the Banks have agreed to extend credit to the Company as provided therein;

        WHEREAS, the Company has requested the Banks and the Agent to amend the Credit Agreement as herein after set forth;

        WHEREAS, the Majority Banks and the Agent are agreeable to such amendment on the terms and conditions set forth below;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein it is hereby agreed as follows:


1.  Definitions.

        All terms defined in the Credit Agreement shall be used herein as defined in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

2. Amendments to the Agreement.

        (a) Section 1.01 of the Credit Agreement is hereby amended by restating the definition of "Debt to Capital Ratio" in its entirety to read as follows:

                      "`Debt to Capital Ratio' shall mean, at any time, the
            ratio of (a) all Indebtedness (whether senior or subordinated) of the Company described in clause (a) of the definition of "Indebtedness" at such time to (b) all Indebtedness (whether senior or subordinated) of the Company described in clause (a) of the definition of "Indebtedness," plus Tangible Net Worth, at such time."

        (b) Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "Senior Funded Debt" in its entirety.

        (c) Section 9.07 of the Agreement is hereby amended by restating it in its entirety to read as follows:

                      "9.07 Leverage Ratio. The Company will not at any time
            permit the Leverage Ratio to exceed (a) 1.75 to 1.0 for the period from January 31, 1998 through August 1, 1998, (b) 1.65 to 1.0 for the period from August 2, 1998 through January 30, 1999, and (c) 1.6 to 1.0 thereafter."

        (d) Section 9.10 of the Agreement is hereby amended by restating it in its entirety to read as follows:

                      "9.10 NOP/Interest Charges Ratio. The Company will not at
            any time permit the NOP/Interest Charges Ratio to be less than (a)
            1.75 to 1.0 for the period from January 31, 1998 through January 30, 1999 and (b) 2.5 to 1.0 thereafter."

        (e) The Pricing Schedule is hereby amended in its entirety to read as follows:

                               "PRICING SCHEDULE"

Each of the "Applicable Margin," "Commitment Fee Rate" and "Facility Fee Rate" means, for any day, the per annum rates set forth below in the column under such term and in the row corresponding to the 'Debt to Capital Ratio' that exists on such day.


------------------------------------------------------------------------------------------------------

     Debt to Capital            Applicable Margin
     Ratio                    for Eurodollar Loans         Commitment Fee Rate      Facility Fee Rate
------------------------------------------------------------------------------------------------------

     < 0.30                         0.125%                       0.000%                    0.125%
------------------------------------------------------------------------------------------------------
     > 0.30 but < = 0.35            0.225%                       0.000%                    0.125%
------------------------------------------------------------------------------------------------------
     > 0.35 but < = 0.40            0.325%                       0.025%                    0.125%
------------------------------------------------------------------------------------------------------
     > 0.40 but < = 0.50            0.400%                       0.050%                    0.150%
------------------------------------------------------------------------------------------------------
     > 0.50                         0.625%                       0.050%                    0.200%"
------------------------------------------------------------------------------------------------------



3.  Representations and Warranties.

        In order to induce the Majority Banks and the Agent to make this Amendment, the Company hereby represents that:

        (a) the execution and delivery of this Amendment and the performance of the Company thereunder and under the Credit Agreement as amended hereby (i) have been duly authorized by all necessary corporate action, will not violate any provision of law, or the Company's charter or by-laws, or result in the breach of or constitute a default, or require a consent, under any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property may be bound or affected, and (ii) each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

        (b) the representations and warranties in Section 8 of the Credit Agreement are true and correct as of the Closing Date (hereinafter defined) as if they were being made on such date; and

        (c) no Event of Default or event which with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing on the Closing Date.

4.  Conditions of Effectiveness.

        This Amendment shall be effective (as of the date hereof) on the date when all of the following conditions shall have been met, and such date shall be the "Closing Date":

        (a) Counterparts of this Amendment shall have been executed by the Company, the Banks and the Agent;

        (b) The Agent shall have received a certificate dated the Closing Date specifying the names and titles and including specimen signatures of the officers authorized to sign this Amendment.

5.  Miscellaneous.

        (a) Except as specifically amended hereby, all the provisions of the Credit Agreement shall remain unamended and in full force and effect, and the term "Credit Agreement", and words of like import shall be deemed to refer to the Credit Agreement as amended by this Amendment unless otherwise provided herein or the context otherwise requires. Nothing herein shall affect the obligations of the Company under the Credit Agreement with respect to any period prior to the effective date hereof.

        (b) This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                THE PEP BOYS - MANNY, MOE & JACK

                                By /s/ George Babich
                                   -------------------------------------------
                                   Title: Vice President-Finance and Treasurer


                                THE CHASE MANHATTAN BANK,
                                as Agent and a Bank

                                By /s/ [ILLEGIBLE]
                                  --------------------------------------------
                                   Title: Vice President

                                THE PEP BOYS - MANNY, MOE & JACK
                                  OF CALIFORNIA, as a Guarantor

                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer

                                PBY CORPORATION, as a Guarantor

                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer


                               THE PEP BOYS - MANNY, MOE & JACK
                                 OF DELAWARE, INC., as a Guarantor


                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer


                               THE PEP BOYS - MANNY, MOE & JACK OF
                                 PUERTO RICO, INC., as a Guarantor


                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer


                               COLCHESTER INSURANCE COMPANY,
                                  as a Guarantor

                               By        [N/A]
                                 ---------------------------------------------
                                  Title:


                               CARRUS SUPPLY CORPORATION,
                                 as a Guarantor


                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer

                                            CORESTATES BANK



                                            By /s/ Randal Southern
                                               -------------------------------
                                               Title: Vice President


                                            BANK OF AMERICA NT&SA


                                            By /s/ J. Pritchard
                                               -------------------------------
                                               Title: Vice President


                                            NATIONSBANK



                                            By /s/ [ILLEGIBLE]
                                               -------------------------------
                                               Title: Senior Vice President


                                            SUN TRUST BANKS INC..


                                            By /s/ [ILLEGIBLE]
                                               -------------------------------
                                                Title: Group Vice President



                                            FIRST UNION NATIONAL BANK


                                            By /s/ Carl Goelz
                                               -------------------------------
                                               Title: Vice President


                                            PNC BANK.



                                            By /s/ [ILLEGIBLE]
                                               -------------------------------
                                               Title: Vice President

                                            FLEET BANK



                                            By /s/ Thomas J. Bullard
                                               --------------------------------
                                               Title: Vice President


                                            UNION BANK of California


                                            By /s/ [ILLEGIBLE]
                                               --------------------------------
                                               Title: Vice President



                                            CREDIT SUISSE FIRST BOSTON


                                            By /s/ Jay Chall
                                               --------------------------------
                                               Title: Director